UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Director

On May 31, 2018, the Board of Directors of DTE Energy Company (the “Company” or “DTE Energy”) elected a new director, Valerie M. Williams. Ms. Williams is a CPA with more than 30 years of experience serving primarily energy and technology companies. Ms. Williams also served as the Assurance Managing Partner for Ernst & Young LLP's Southwest Area until 2016. The Board of Directors determined that Ms. Williams is an independent director under New York Stock Exchange listing standards and the Company's Categorical Standards for Director Independence. There is no arrangement between Ms. Williams and any person pursuant to which she was selected as a director. Ms. Williams is not a party to any transaction subject to Section 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

Ms. Williams will receive 1,000 shares of restricted stock upon her commencement of service as a director pursuant to the Company's Long-Term Incentive Plan. The shares vest three years from June 1, 2018, the effective date of the grant, and the recipient is not required to pay any consideration. Ms. Williams will also participate in the Company's other compensation and benefit programs for non-employee directors which are described on pages 21-22 of the Company's 2018 Notice of Annual Meeting of Shareholders and Proxy Statement which was filed with the Securities and Exchange Commission on March 9, 2018.

A copy of the Company's press release announcing Ms. Williams' election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

99.1	Press Release of DTE Energy Company dated May 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 31, 2018

DTE ENERGY COMPANY (Registrant)

/s/ Lisa A. Muschong Lisa A. Muschong Corporate Secretary